UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): March 3, 2008

ProElite, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	333-139982	22-3161866
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12100 Wilshire Boulevard, Suite 800 Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 806-9420
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Pursuant to an Executive Employment Agreement dated as of March 3, 2008 (the “Champion Agreement”) between ProElite, Inc. (the “Company”) and Charles F. Champion (“Champion”), the Company agreed to employ Champion as the Company’s Chief Executive Officer effective March 3, 2008. The term of the Champion Agreement is for two years. Champion is to receive an annual salary of $240,000, with bonuses at the discretion of the Board. Champion was granted five-year options to purchase 1,000,000 shares of the Company’s Common Stock at an exercise price of $2.00 per share.

Pursuant to a Termination and Release Agreement dated as of March 7, 2008 between the Company and Edward Hanson (“Hanson”), Hanson’s employment with the Company was terminated effective March 8, 2008. Hanson was the Company’s Chief Financial Officer. The Company agreed to pay Hanson a fee for consulting services for one month of approximately $15,300, a severance fee equal to five months’ salary (approximately $76,569) and a bonus of $25,000. The Company also agreed to pay to Hanson an apartment lease allowance of $8,250 and relocation expenses of $3,250. The Company also accelerated the vesting of Hanson’s options and extended the term of exercise.

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

The information set forth in Item 1.01 is incorporated herein by reference. Effective March 3, 2008, (a) Charles F. Champion was appointed the Company’s Chief Executive Officer and elected a director of the Company, (b) Douglas DeLuca was appointed by the Board of Directors the Company’s Chief Strategy Officer and Executive Chairman of the Board of Directors, and (c) David Marshall resigned as the Chairman of the Board. Effective March 8, 2008, Edward Hanson’s employment as the Company’s Chief Financial Officer was terminated and Dale Bolen, the Company’s Controller, was appointed as Interim Chief Financial Officer. Effective March 3, 2008, the Board of Directors established an Executive Committee of the Board consisting of David Marshall, Douglas DeLuca, Charles Champion, Kurt Brendlinger and Gary Shaw, with David Marshall as Chairman.

Charles Champion, age 53, joined Youbet.com, Inc. (“Youbet”), a provider of technology and pari-mutual content and services for horse racing, in March 2002 as President and was promoted to Chief Executive Officer in September 2002. He was elected to the additional position of Chairman of the Board of Youbet in August 2003. In August 2005, Mr. Champion also assumed the responsibilities of Chief Operating Officer. On November 28, 2007 Mr. Champion stepped down as President, Chief Executive Officer and Chairman of the Board of Youbet. From November 28, 2007 to March 3, 2008, Mr. Champion worked as an independent consultant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROELITE, INC.

Date: March 7, 2008	By:	/s/ CHARLES CHAMPION
Charles Champion, Chief Executive Officer